UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40518	27-1285782
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10399 West 70th Street

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 942-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MIRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2021, Miromatrix Medical Inc. (the “Company”) entered into an employment agreement with Jeff Ross (the “Ross Employment Agreement”) to continue to serve as the Company’s Chief Executive Officer. The term of the employment agreement will continue until terminated in accordance with the terms and conditions therein. The employment agreement provides that Mr. Ross will receive an annual base salary of $550,000, subject to periodic review for increases with the approval of the Company’s board of directors (the “Board”). In addition, Mr. Ross is eligible to earn an incentive bonus on the terms and conditions established by the Board from time to time. As of July 1, 2021, Mr. Ross’s bonus target for the fiscal year 2021 is 60% of his annual base salary, or $330,000. Mr. Ross will continue to be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Ross for reasonable expenses incurred in connection with the performance of his duties as Chief Executive Officer of the Company. Mr. Ross’s employment is at-will and the Company or Mr. Ross may terminate his employment for any reason at any time. The employment agreement provides that if Mr. Ross’s employment is terminated by the Company, the Company is obligated to pay Mr. Ross his base salary earned through the date of termination and the value of his paid time off accrued and unused through the date of termination. In addition, the employment agreement provides that upon Mr. Ross’s termination by the Company for any reason other than for “Cause” as defined in the employment agreement, or termination by Mr. Ross for “Good Reason” as defined in the employment agreement, Mr. Ross is entitled to severance pay in an amount equal to 12 months of Mr. Ross’s then-current base salary, less customary deductions, payable in regular installments during the 12-month period immediately following the date of termination, and health insurance benefits for the 12 months following the date of termination. The Company also entered into a customary confidentiality, non-competition, and non-solicitation agreement with Mr. Ross concurrently with the execution of the employment agreement.

On August 31, 2021, the Company entered into an employment agreement with Brian Niebur (the “Niebur Employment Agreement”) to continue to serve as the Company’s Chief Financial Officer, or such other job title as later designated by the Company consistent with Mr. Niebur’s experience and skill, and Vice President of Finance. The term of the employment agreement will continue until terminated in accordance with the terms and conditions therein. The employment agreement provides that Mr. Niebur will receive an annual base salary of $390,000, subject to periodic review for increases by the Company. If, during the term of the employment agreement, Mr. Niebur is no longer employed in the role of Chief Financial Officer, then Mr. Niebur’s annual base salary will be reduced to $350,000. In addition, Mr. Niebur is eligible to earn an incentive bonus on the terms and conditions established by the Company from time to time. As of July 1, 2021, Mr. Niebur’s bonus target for the fiscal year 2021 is 40% of his annual base salary, or $156,000. Mr. Niebur will continue to be eligible to participate in the standard employee benefit plans generally available to executives and employees of the Company, including health insurance, life and disability insurance, restricted stock under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays. The Company will also reimburse Mr. Niebur for reasonable expenses incurred in connection with the performance of his duties as Chief Financial Officer, or such other job title as later designated by the Company consistent with Mr. Niebur’s experience and skill, and Vice President of Finance of the Company. Mr. Niebur’s employment is at-will and the Company or Mr. Niebur may terminate his employment for any reason at any time. The employment agreement provides that if Mr. Niebur’s employment is terminated by the Company, the Company is obligated to pay Mr. Niebur his base salary earned through the date of termination and the value of his paid time off accrued and unused through the date of termination. In addition, the employment agreement provides that upon Mr. Niebur’s termination by the Company for any reason other than for “Cause” as defined in the employment agreement, or termination by Mr. Niebur for “Good Reason” as defined in the employment agreement, Mr. Niebur is entitled to severance pay in an amount equal to six months of Mr. Niebur’s then-current base salary, less customary deductions, payable in regular installments during the six-month period immediately following the date of termination, and health insurance benefits for the six months following the date of termination. The Company also entered into a customary confidentiality, non-competition, and non-solicitation agreement with Mr. Niebur concurrently with the execution of the employment agreement.

The foregoing descriptions of the Ross Employment Agreement and the Niebur Employment Agreement are qualified by reference to the text of the employment agreements attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated August 31, 2021, by and between Miromatrix Medical Inc. and Jeff Ross.
10.2	Employment Agreement, dated August 31, 2021, by and between Miromatrix Medical Inc. and Brian Niebur.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2021	Miromatrix Medical Inc.

	By:	/s/ Brian Niebur
Brian Niebur
Chief Financial Officer and Vice President of Finance